   As filed with the Securities and Exchange Commission on November 24, 1999.
                                                      Registration No. 333-____

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                                  OMTOOL, LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                      Delaware                                                     02-0447481
(State or Other Jurisdiction of Incorporation or Organization)        (I.R.S. Employer Identification No.)


                                8 Industrial Way
                           Salem, New Hampshire 03079
                                 (603) 898-8900
               (Address of Principal Executive Offices) (Zip Code)
                      ------------------------------------

                                 1997 Stock Plan

                            (Full Title of the Plan)
                      ------------------------------------

                                 Robert L. Voelk
                             Chief Executive Officer
                                  Omtool, Ltd.
                                8 Industrial Way
                           Salem, New Hampshire 03079
                                 (603) 898-8900
           (Name and Address Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)
                      ------------------------------------

                                    Copy to:
                              John A. Meltaus, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                  --------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                   Proposed          Proposed
                                                                   Maximum           Maximum
                Title of                        Amount             Offering         Aggregate          Amount of
             Securities to                       to be            Price Per          Offering        Registration
             be Registered                    Registered            Share             Price               Fee
----------------------------------------- -------------------- ----------------- ----------------- ------------------
Common Stock (Par Value $.01)              190,650 shares     $    2.00  (1)   $    381,300          $  106.01  (3)


                                         2,309,350 shares     $    1.875 (2)   $  4,330,031.25       $1,203.75  (3)


         TOTAL:                          2,500,000 shares                                            $1,309.76  (3)


------
(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised. The offering price per share set forth for such shares is the exercise price at which such options are exercisable.

(2) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. The price of $1.875 per share, which is the average of the high and low prices reported of the Common Stock as reported on the Nasdaq National Market System on November 18, 1999, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h).

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

         This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-39571 on Form S-8 as filed with the Securities and Exchange Commission on November 5, 1997 relating to the Omtool, Ltd. 1996 Stock Option Plan, the 1997 Stock Plan and the 1997 Employee Stock Purchase Plan are effective. Pursuant to General Instruction E, the contents of the above listed registration statement is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits


        EXHIBIT NO.           DESCRIPTION OF EXHIBITS
        -----------           -----------------------
           4.1                Omtool, Ltd. 1997 Stock Plan, as amended

           5.1                Opinion of Testa, Hurwitz & Thibeault, LLP

          23.1                Consent of Testa, Hurwitz & Thibeault, LLP
                              (contained in Exhibit 5.1)

          23.2                Consent of Arthur Andersen LLP

          24.1 Power of Attorney (contained in page four of this registration statement)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, State of New Hampshire, on this 24th day of November, 1999.

                                  OMTOOL, LTD.


                                  By:   /S/ ROBERT L. VOELK
                                      -----------------------------------------
                                        Robert L. Voelk
                                        Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Omtool, Ltd. hereby severally constitute and appoint Robert L. Voelk and Darioush Mardan, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Omtool, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                   TITLE(S)                         DATE
                   ---------                                   --------                         ----
/S/ ROBERT L. VOELK                               Chief Executive Officer and            November 24, 1999
------------------------------------                  Chairman of the Board of
Robert L. Voelk                                       Directors (Principal Executive
                                                      Officer)



/S/ ADRIAN A. PETERS                              President, Chief Operating Officer     November 21, 1999
------------------------------------                  and Director
Adrian A. Peters


/S/ MARTIN A. SCHULTZ                             Chief Technology Officer and           November 24, 1999
------------------------------------                  Director
Martin A. Schultz



                   SIGNATURE                                   TITLE(S)                         DATE
                   ---------                                   --------                         ----
/S/ DARIOUSH MARDAN                               Senior Vice President, Finance,      November 24, 1999
-----------------------------------                   Chief Financial Officer,
Darioush Mardan                                       Treasurer and Secretary
                                                      (Principal Financial and
                                                      Accounting Officer)

                                                  Director                             November __, 1999
------------------------------------
Richard D. Cramer


/S/ BRUCE R. EVANS                                Director                             November 22, 1999
------------------------------------
Bruce R. Evans


/S/ WILLIAM C. STYSLINGER, III                    Director                             November 24, 1999
------------------------------------
William C. Styslinger, III


                                  EXHIBIT INDEX


     EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
     -----------                      ----------------------
         4.1            Omtool, Ltd. 1997 Stock Plan, as amended

         5.1            Opinion of Testa, Hurwitz & Thibeault, LLP

         23.1           Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1)

         23.2           Consent of Arthur Andersen LLP

         24.1           Power of Attorney (included as part of the signature page to this Registration
                        Statement)
